EXHIBIT 10.2

                               INDEMNITY AGREEMENT

     This Indemnity Agreement (this "Agreement") is entered into as of December 22, 2004, by and between PROSPECT ENERGY CORPORATION, a Maryland corporation (the "Indemnitor"), and FIRST AMERICAN BANK, SSB, a state savings bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, Gas Solutions II Ltd., a Texas limited partnership and successor-by-conversion to MNW Partners, LLC, a Texas limited liability company (the "Borrower"), is engaged in the business of processing natural gas and activities related or ancillary thereto and has purchased two natural gas processing plants and related interests pursuant to the Gas Solutions Acquisition Agreement as defined in the Credit Agreement referenced below;

     WHEREAS, concurrently herewith, the Borrower is entering into that certain Credit Agreement, dated as of even date herewith (the "Credit Agreement"), with First American Bank, SSB, as administrative agent, and the lenders from time to time parties thereto (the "Lenders"), pursuant to which the Lenders will make a term loan to the Borrower in an aggregate principal amount not to exceed $12,500,000 (the "Loan");

     WHEREAS, the Borrower is an indirect wholly-owned Subsidiary of the Indemnitor;

     WHEREAS, as a condition precedent to the making of the Loan and to the effectiveness of the Credit Agreement, the Administrative Agent has requested, and the Indemnitor has agreed, to execute and deliver this Agreement;

     WHEREAS, the Indemnitor has duly authorized the execution, delivery and performance of this Agreement; and

     WHEREAS, it is in the best interests of the Indemnitor to execute this Agreement inasmuch as the Indemnitor will derive substantial direct and indirect benefits from the Loan made to the Borrower by the Lenders pursuant to the Credit Agreement.

     NOW THEREFORE, in order to induce the Lenders to enter into the Credit Agreement, the parties hereto, in consideration of the mutual agreements herein set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:


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                                   ARTICLE 1

                                   DEFINITIONS

     Section 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble, recitals, exhibits and schedules shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Agreement" is defined in the preamble.

     "Applicable Law" means any applicable code, statute, law, common law, rule, regulation, order, ordinance, judgment, decree, order, consent order, stipulated agreement, writ or injunction of any Governmental Entity.

     "Bankruptcy Event of Default" means an event of default of the type described in clause (d) of the definition of "Event of Default" in the Security Agreement.

     "Borrower" is defined in the first recital.

     "Control Agreement" means that certain Deposit Account Control Agreement dated as of even date herewith, by and among the Indemnitor, the Administrative Agent and U.S. Bank National Association, as account agent.

     "Credit Agreement" is defined in the second recital.

     "Governmental Entity" means any domestic or foreign court or tribunal in any domestic or foreign jurisdiction or any federal, state, municipal or local government or other governmental body, agency, authority, district, department, commission, board, bureau, or other instrumentality, arbitrator or arbitral body (domestic or foreign), including any joint action agency, public power authority, public utility district, or other similar political subdivision.

     "Indemnifiable Claim" means any Loss suffered or incurred by an Indemnitee that meets both of the following conditions:

     (a) the Borrower and/or an Indemnitee has been joined as a defendant in the Prospect Lawsuit; and

     (b) as a result of the entering of a judgment, or of a temporary restraining order, injunction or other court order with respect to, or the settlement of, or otherwise as a result of the Prospect Lawsuit, (1) the Borrower fails to pay in full the Obligations; and (2) the Lender Parties are unable to collect or receive


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or retain, following their good faith efforts to exercise their rights and remedies as secured creditors under the Loan Documents, payment in full of the Obligations;

provided, however, that, for purposes of clause (b), it will be presumed that, if (i) the Borrower makes a payment in satisfaction of a judgment in, or settlement of, the Prospect Lawsuit and (ii) the Borrower thereafter fails to pay in full the Obligations, then an amount equal to the lesser of (y) such payment and (z) the shortfall in Borrower's payment of the Obligations is deemed to be "as a result" of the Prospect Lawsuit.

     "Indemnitee" is defined in Section 2.1.

     "Indemnitor" is defined in the preamble.

     "Lenders" is defined in the second recital.

     "Lender Party" means, as the context may require, the Administrative Agent or any Lender, and each of its successors, transferees and assigns.

     "Loan" is defined in the second recital.

     "Loan Documents" shall have the meaning given to such term in the Credit Agreement.

     "Loss" is defined in Section 2.1.

     "Obligations" shall have the meaning given to such term in the Credit Agreement, and means the amounts owed and owing by the Borrower to the Lender Parties under the Credit Agreement and other Loan Documents. For sake of clarity, the term "Obligations" shall include the costs and expenses (including reasonable attorneys' fees) incurred by an Indemnitee as a result of such Indemnitee being joined in the Prospect Lawsuit.

     "Prospect Lawsuit" means that certain action styled Dallas Gas Partners, LP
v. Prospect Energy Corporation, Case No. G-04-669, filed on November 30, 2004, and now pending in the United States District Court for the Southern District of Texas, Galveston Division, and any other lawsuit asserting claims that are raised or could be raised in such action.

     "Security Agreement" means that certain Deposit Account Security Agreement dated as of even date herewith, made by the Indemnitor in favor of the Administrative Agent and the Lender Parties.

     Section 1.2 Terminology. Unless the context of this Agreement clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, (b) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (c) the word "include"


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or "includes" or "including" shall mean "including without limitation", and (d)
the words "hereof", "herein", "hereunder", and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. The section, article and other headings in this Agreement are for reference purposes and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE 2

                                 INDEMNIFICATION

     Section 2.1 Indemnification by Indemnitor. Subject to the other terms and limitations of this Agreement, the Indemnitor hereby agrees to indemnify and hold each Lender Party and their respective directors, officers and employees (individually, an "Indemnitee" and collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys' fees (individually, a "Loss" and collectively, the "Losses") that are suffered or incurred by any of them as a result of an Indemnifiable Claim. THE INDEMNITIES BY THE INDEMNITOR IN FAVOR OF THE INDEMNITEES IN THIS SECTION 2.1 SHALL BE APPLICABLE NOTWITHSTANDING THAT AN INDEMNIFIABLE CLAIM OTHERWISE COVERED BY THIS SECTION 2.1 IS ATTRIBUTABLE TO THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) OF AN INDEMNITEE (WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE), ANY PRE-EXISTING CONDITION OR DEFECT OR ANY FORM OF STRICT LIABILITY. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Indemnitor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Claims which is permissible under Applicable Law.

     Section 2.2 Notification to Indemnifiable Claims.

          (a) In the event any Indemnitee proposes to assert the right to be indemnified pursuant to Section 2.1 above with respect to any Indemnifiable Claim, the Administrative Agent will notify the Indemnitor in writing thereof, which notification shall include: a certification that (i) such claim is or may be an Indemnifiable Claim, (ii) a copy of all papers served or demands received from the plaintiff in the Prospect Lawsuit, and (iii) the then-estimated amount of the Indemnifiable Claim, together with a reasonably detailed explanation and calculation of such Indemnifiable Claim, if such amount can then be calculated.

          (b) Notwithstanding the foregoing clause (a), in the event that the Administrative Agent shall fail to deliver such notice or shall not deliver


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     such notice in a timely manner so as to allow the Indemnitor to perform its obligations hereunder, such failure shall not operate to excuse the Indemnitor from its obligations under this Agreement but shall reduce the amount of the Indemnitor's liability under this Agreement to the extent and only to the extent that such failure shall have resulted in prejudice to the ability of the Indemnitor to perform its obligations under this Agreement or in a material increase in the costs thereof to the Indemnitor.

     Section 2.3 Optional Assumption of Defense.

          (a) At any time after receiving notice of any Indemnifiable Claim, the Indemnitor may, but shall not be obligated to, assume, undertake and control the defense of the affected Indemnitee in the Prospect Lawsuit, including the employment of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), and the Indemnitor will pay the fees and disbursements of such counsel, and such Indemnitee shall cooperate with the Indemnitor and counsel in connection therewith.

          (b) In the event the Indemnitor fails to notify the Administrative Agent within thirty (30) days after such notice from the Administrative Agent that the Indemnitor will assume the defense of the action or proceeding, then the Administrative Agent may employ counsel selected by it to represent or defend the affected Indemnitees in the relevant action or proceeding and the Indemnitor will pay the fees and disbursements of such counsel. In any action or proceeding the defense of which the Indemnitor assumes, the Administrative Agent will have the right to participate in such litigation and to retain its own counsel at its own expense; provided, however, that in the event that the Administrative Agent reasonably determines that the interests or actions of the Indemnitor in such defense are in conflict with the interests or actions of the affected Indemnitees, the Indemnitor shall pay the reasonable fees and disbursements of counsel for the Indemnitees as selected by the Administrative Agent.

          (c) So long as the Indemnitor, at the Indemnitor's cost and expense,
     (i) has undertaken the defense of, and assumed full responsibility for an Indemnifiable Claim presented to the Indemnitor under this Agreement, (ii) is reasonably contesting such claim in good faith through appropriate proceedings, and (iii) has taken such action (including the posting of a bond, deposit, or other security) as may be necessary to prevent any action to attach a lien against or attachment of the property of the Indemnitee for payment of such claim, the Indemnitee shall not pay or settle any such Indemnifiable Claim; provided, however, that, the Indemnitee shall have the right to pay or settle any such Indemnifiable Claim if it has waived in writing any right to indemnity by the Indemnitor for such Indemnifiable Claim.


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(d)      Following the presentation of a claim by the Administrative Agent pursuant to the provisions of Section 2.2, if the Indemnitor determines that the claim or Loss which is the basis for the claim or Loss is not or may not be an Indemnifiable Claim, the Indemnitor may nevertheless assume the defense of such matter under this Section 2.3 without prejudice to its right to later contest the issue with the Administrative Agent; provided that, in the event that the Indemnitor fails to assume the defense of such matter for any reason, the provisions of Section 2.3(b) shall apply.

     Section 2.4 Certain Limitations. Notwithstanding any other provision of this Agreement to the contrary,

          (a) in no event shall the Indemnitor be responsible or liable to any Lender Party, Indemnitee or any other person for punitive, exemplary, incidental, indirect or consequential damages;

          (b) the Indemnitor shall not be obligated to indemnify any Indemnitee for any Indemnifiable Claim to the extent that a court of competent jurisdiction determines that the Loss asserted in the Indemnifiable Claim asserted by such Indemnitee resulted from the gross negligence, bad faith, willful misconduct or criminal misconduct of such Indemnitee; but in no event will this limitation restrict or limit the obligations undertaken hereunder to the other Indemnitees; and

(c) in no event shall the total amount payable by the Indemnitor under this Agreement exceed, in the aggregate, the amount of the Obligations.

     Section 2.5 Termination. This Agreement shall immediately terminate on the earliest to occur of:

          (a) Ninety-one (91) days after the payment in full of all principal and interest on the Loan and all other Obligations then due and payable at the time that such principal and interest is repaid (without resort to the exercise of any rights and remedies (other than acceleration and demand for payment) by the Lender Parties under the Loan Documents as a result of an Event of Default); provided, however, that if a Bankruptcy Event of Default has occurred prior to the end of such ninety-one day period, this Agreement shall not terminate pursuant to this clause (a) until the final resolution of such Bankruptcy Event of Default; and provided, further, that if following termination of this Agreement pursuant to this clause (a), any Lender Party is thereafter subject to any legal claim, action or proceeding seeking the return, avoidance or disgorgement of the amounts paid to such Lender Party under the Loan Documents based on the Prospect Lawsuit, this Agreement (and the Indemnitor's obligation to indemnify such


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     Lender Party) shall continue as to such Lender Party with respect to such claim, action or proceeding as though this Agreement had not terminated;

          (b) A final, non-appealable settlement, judgment or other resolution of the Prospect Lawsuit;

          (c) A final, non-appealable dismissal or declaratory judgment or other judicial or arbitral ruling excluding the Lender Parties and the Borrower from any participation as a defendant in, or liability with respect to, the Prospect Lawsuit or prohibiting the joinder of the Lender Parties and the Borrower in the Prospect Lawsuit;

          (d) An enforceable undertaking or agreement by Dallas Gas Partners, LP (and any other person entitled to make the claims asserted in the Prospect Lawsuit) not to take any legal action adverse to the Lender Parties or the Borrower with respect to the Prospect Lawsuit; or

          (e) The Prospect Lawsuit is dismissed or withdrawn with prejudice as to all claims thereunder;

provided, that the resolution, settlement, judgment, order, ruling, undertaking or agreement contemplated by the first and second proviso of the foregoing clause (a) and by the foregoing clauses (b) through (e) above shall be reasonably satisfactory in form and substance to the Administrative Agent. If such document is not reasonably satisfactory in form and substance to the Administrative Agent, then this Agreement shall not then terminate.

Upon such termination, the Secured Party will, at the Debtor's sole expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     The Indemnitor hereby represents and warrants to the Administrative Agent that as of the date of this Agreement:

     Section 3.1 Corporate Action; Due Authorization; Due Execution. The execution, delivery and performance by the Indemnitor of this Agreement (a) are within its corporate powers and (b) have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Indemnitor.

     Section 3.2 Validity and Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Indemnitor enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or


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similar laws affecting creditors' rights generally and by general principles of equity.

                                   ARTICLE 4

                                 CONFIDENTIALITY

     Section 4.1 Confidentiality. Each Indemnitee, by its acceptance of the benefits of this Agreement, hereby agrees that it shall not disclose the existence of this Agreement or any information concerning the terms and conditions of this Agreement or any information concerning amounts paid or to be paid or received or to be received by any Indemnitee pursuant to this Agreement (the "Confidential Information"), without the prior written consent of the Indemnitor; provided, however, that nothing herein shall prevent any Lender Party from disclosing Confidential Information to its officers, directors and employees, as well as its agents, representatives, lenders, counsel, advisors, accountants, examiners and affiliates and each of their respective directors, employees, representatives, lenders, counsel or affiliates, if any, to whom it determines have a need to know such Confidential Information (collectively, "Representatives") to the extent necessary to evaluate and/or to obtain requisite approvals for the consummation of the transactions contemplated by this Agreement and the Loan Documents (as defined in the Credit Agreement) and/or to the extent necessary to receive and/or report amounts paid or to be paid or received pursuant to this Agreement. Each Indemnitee, by its acceptance of the benefits of this Agreement, hereby agrees to (i) inform each of its Representatives of the confidential nature of the Confidential Information and the requirement that it not be used other than for the purposes described above,
(ii) in writing direct each of its non-employee Representatives to treat the Confidential Information as confidential, and (iii) in any event be responsible for any breach of this confidentiality obligation by any of its Representatives. Confidential Information shall not include information (A) that is in the public domain (either prior to or after receipt of such information, other than as a result of a disclosure by a Lender Party in breach of this Agreement) or (B) to the extent, but only to the extent, disclosure thereof is required by Applicable Law or any legal proceedings or to the extent required by a subpoena, order of any court or Government Agency (as defined in the Credit Agreement) having jurisdiction over such Indemnitee.

                                   ARTICLE 5

                                  MISCELLANEOUS

     Section 5.1 Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by any party from the provisions hereof shall be effective in any event unless the same shall be in writing and signed by all the Indemnitor and the Administrative Agent, and


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then any such waiver or consent shall be effective only in the specific instance and purpose for which given.

     Section 5.2 Notices. All notices and communications hereunder shall be in writing, and shall be deemed to be duly given if sent by facsimile or first class mail, postage prepaid to the facsimile number or the address set forth below the signature of the party to receive such notice. Any party to this Agreement may, from time to time, change its address for notice by giving written notice of such change to the other parties hereto.

     Section 5.3 Successors and Assigns. The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto. There are no third party beneficiaries of this Agreement.

     Section 5.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF TEXAS.

     Section 5.5 Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     Section 5.6 Entire Agreement. THIS WRITTEN AGREEMENT, THE SECURITY AGREEMENT AND THE CONTROL AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 5.7 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.


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     Section 5.8 WAIVER OF JURY TRIAL. THE PARTIES HERETO FULLY AND VOLUNTARILY
AND EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH. THE PARTIES HERETO AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 5.9 Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     Section 5.10 Security. For the periods of time, and on the terms and conditions, set forth in the Control Agreement and the Security Agreement, the obligations of the Indemnitor are secured by the Collateral (as defined in the Security Agreement).

                         [signatures begin on next page]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                     PROSPECT ENERGY CORPORATION



                                     By   /s/ John F. Barry III
                                       -----------------------------------------
                                     Name:  John F. Barry III
                                     Title: President

                                     All notices should be sent to:

                                     10 East 40th Street, Suite 4400
                                     New York, New York  10016
                                     Attention:  John Hopley
                                     Telephone:  (212) 448-0702
                                     Facsimile:  (212) 448-9652

                                     FIRST AMERICAN BANK, SSB, as Administrative
                                     Agent



                                     By:   /s/ Angela McCracken
                                        ----------------------------------------
                                     Name:  Angela McCracken
                                     Title:  Vice President

                                     Address:

                                     One Lincoln Park
                                     8401 North Central Expressway
                                     Suite 500
                                     Dallas, Texas  75225

                                     All notices should be sent to:

                                     First American Bank, SSB
                                     One Lincoln Park
                                     8401 North Central Expressway
                                     Suite 500
                                     Dallas, Texas  75225
                                     Attention:  Angela McCracken
                                     Telephone:  (972) 419-3343
                                     Facsimile:  (972) 419-3334


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